Exhibit 99.2

BriaCell Therapeutics Announces Closing of $13.8 million Public Offering

Philadelphia & Vancouver, British Columbia – April 28, 2025 – BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXZ) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care, today announced the closing of its previously announced underwritten public offering of 3,066,666 units, including 399,999 units sold upon the full exercise of the underwriter’s option to purchase additional units. Each unit consists of one common share (or pre-funded warrant (“Pre-Funded Warrant”) in lieu thereof) and one warrant (the “Warrants”). Each unit was sold to the public at a price of $4.50 per unit (inclusive of the Pre-Funded Warrant exercise price) for gross proceeds of approximately $13.8 million, before deducting underwriting discounts and offering expenses. The Warrants included in the units were approved for listing on the Nasdaq Capital Market and commenced trading under the symbol “BCTXZ” on April 25, 2025. Each Warrant is immediately exercisable, entitles the holder to purchase one common share at an exercise price of $5.25 per share and expires five years from the date of issuance. The Company is relying upon the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as Nasdaq.

The Company intends to use the net proceeds from the offering for working capital requirements, general corporate purposes, and the advancement of business objectives.

ThinkEquity acted as the sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-286670) relating to the securities was filed with the Securities and Exchange Commission (“SEC”) and became effective on April 24, 2025, and a related registration statement was filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This offering was made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BriaCell Therapeutics

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission as well as in the Company’s other filings with the Canadian securities regulatory authorities and the Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO
1-888-485-6340
info@briacell.com

Investor Relations Contact:

investors@briacell.com